SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

AVICI SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Incentive Plan

On February 21, 2008, the Compensation Committee of the Board of Directors (the “Committee”) of Avici Systems Inc. (the “Company”) determined to maintain for ensuing fiscal years the existing eligibility targets for certain cash based awards that may be earned under the Company’s previously established Executive Incentive Plan (the “Plan”) by named executive officers of the Company. Under the Plan for each fiscal year, unless specifically modified by the Committee, the Company’s Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents will each continue to be eligible for an annual target award of 50% of his or her annualized base salary, and the Company’s Vice Presidents will each continue to be eligible for an annual target award of 35% of his or her annualized base salary. Actual awards may be earned in greater or lesser percentages based on levels of achievement of specified Company and/or individual performance targets as established by the Committee for each award period in a fiscal year. The foregoing description is a summary only and refers to the Plan previously filed as Exhibit 10.31 to the Form 10-K filed on March 15, 2007.

(e) Salary Arrangements

On February 21, 2008, the Committee also approved an increase in the annual base salary of T.S. Ramesh, Vice President of Finance, from $183,250.34 per year to $192,413 per year. The salary increase is retroactive to December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICI SYSTEMS INC.

Date: February 26, 2008	By:	/s/William J. Stuart
William J. Stuart Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer